Exhibit 10.3

Loan Approval Notice of E.SUN BANK

No.: 15540327-1	Date: March 12, 2015

I. The adjusted lines and conditions for the credit that we grant to you are as follows:

Item	Line Type	Currency	Amount	Interest Rate (Fee)/Use Condition/Repayment Mode	Availability
A	Total line of credit (for A1-A2)	NTD	120 million
A1	Short-term loan	NTD	120 million

1. Interest rate (fee): The interest rate is calculated by adding an annual interest rate of over 0.41% to the 1.37% interest rate for one-month time deposits. That is, an interest is calculated using a floating interest rate of over 1.78%.

2. Use condition: recurring.

3. Repayment mode: The interest is paid monthly and the principal is repaid on its due date.

6 months
A2	Financing against the O/A import payment term	USD	4 million

1: Interest rate (fee): A 0.1% service fee is charged. The interest rate is specified in "Other conditions".

2. Use condition: recurring.

3. Repayment mode: The interest is paid monthly and the principal is repaid on its due date.

180 days
B	Total line of credit (for B1)	NTD	90 million
B1	Financing against the O/A export payment term	USD	3 million

1: Interest rate (fee): A 0.3% service fee is charged. The interest rate is not lower than (Libor+1.7%)/0.946.

2. Use condition: recurring.

3. Repayment mode: The interest is paid monthly and the principal is repaid on its due date.

120 days
Line effectiveness and joint guarantor:
Item	Line Type	Effective From	Expiration On	Deadline of First Use	Joint Guarantor
A	Total line of credit	2015/02/06	2016/02/06	2015/06/06

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B	Total line of credit	2015/02/06	2016/02/06	2015/06/06

Other conditions:

A (Total line of credit):

(1) The associated enterprise APPLIED OPTOELECTRONICS INC (Unified Business No.:&322816A) shall provide a certificate of time deposit of foreign currency issued by us as a collateral to secure the claims. 100% of the remaining line of credit is provisioned as a deposit.

(2) A loan shall be made to cover 100% of the amount on an invoice or invoice list under the O/A import term. The interest rate for a loan in USD shall not be lower than (Libor+1.2%)/0.946 or lower than TAIFX3/0.946 for the same period of time. The interest rates for loans in other currencies shall not be lower than (Libor+1.2%)/0.946.

(3) The import transaction under the O/A term shall be conducted by an associated enterprise (limited to APPLIED OPTOELECTRONICS INC and the like) and 100% of the amount on an invoice or invoice list shall be provisioned for making a loan.

B (Total line of credit):

(1) A loan shall be made to cover 80% of the amount on an invoice or invoice list under the O/A export term. When the loan is used, invoices and export declaration documents shall be provided. The payments made by the buyer against the documents shall be remitted to our repayment account to offset the loan. Failing to do so, the line of credit is revoked and the debt is collected immediately. The export transaction under the O/A term shall be conducted by an associated enterprise such as APPLIED OPTOELECTRONICS INC.

(2) 20% of the used line of credit is provisioned as a collateral.

(3) Where an export transaction under the O/A term is conducted by the associated enterprise APPLIED OPTOELECTRONICS INC, the remaining line of credit shall not exceed USD 1 million.

II. Precautions:

(I) You shall provide a copy of board meeting minutes indicating your acceptance of the above-mentioned lines of credit.

(II) We can fairly adjust the above-mentioned credit granting conditions based on market conditions and capital costs. The conditions in the agreement signed between you and us or the conditions approved by us when you use credits shall prevail for future transactions between you and us.

(III) (1) You shall provide a document from APPLIED OPTOELECTRONICS INC that authorizes its Taiwan branch to apply for lines of credit in the name of the Taiwan branch. (2) The enterprise owner is invited to conduct more financial transactions with us.

Regards

Taiwan branch of APPLIED OPTOELECTRONICS INC

Corporate Finance Center of E.SUN BANK

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